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                                                                     EXHIBIT 5


                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]



                                October 26, 1999


Datum Inc.
9975 Toledo Way
Irvine, California  92618

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed by Datum Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 235,705 shares of the Company's common stock, $0.25 par value (the "Common Stock") which were issued, or may be issued, to the stockholders (the "Selling Stockholders") of Digital Delivery, Inc., a Massachusetts corporation ("Digital Delivery") in connection with the acquisition by merger of Digital Delivery pursuant to that certain Agreement and Plan of Merger, dated as of July 29, 1999 (the "Merger Agreement"), by and among the Company, Digital Delivery, Datum Acquisition Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company, and certain stockholders of Digital Delivery. The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders named in the Registration Statement.

         We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

         Based on the foregoing, it is our opinion that the 235,705 shares of Common Stock covered by the Registration Statement have been duly authorized, that the 214,277 shares of the Common Stock already distributed to the Selling Stockholders pursuant to the Merger Agreement were validly issued and are fully paid and nonassessable, and that the 21,428 shares of Common Stock to be distributed to the Selling Stockholders, when issued in accordance with the Merger Agreement and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 Stradling Yocca Carlson & Rauth